Exhibit 99.1

CareDx Announces Completion of Sale of Lab Products Business to Eurobio Scientific

Sharpens focus on U.S. precision medicine Testing Services and Patient & Digital Solutions

BRISBANE, Calif. — (BUSINESS WIRE) — CareDx, Inc. (Nasdaq: CDNA) — The Transplant Company™, a leading precision medicine company focused on the discovery, development, and commercialization of clinically differentiated, high‑value healthcare solutions for transplant patients and caregivers, today announced the closing of the previously announced sale of its Lab Products business to Eurobio Scientific. The transaction closed on June 30, 2026 following receipt of required Swedish regulatory clearance.

Under the terms of the agreement, CareDx received $171.2 million in cash consideration at closing, subject to customary post-closing adjustments. The transaction includes CareDx’s Lab Products business of IVD (in vitro diagnostic) PCR kits for rapid deceased donor HLA (human leukocyte antigen) typing, IVD NGS-based (next-generation sequencing) kits for transplant recipient HLA typing globally, and IVD NGS-based monitoring assays for solid organ and stem cell transplant recipients outside of North America.

“This transaction sharpens CareDx’s focus on our core U.S. Precision Medicine Testing Services and Patient and Digital Solutions, where our integrated model continues to deliver strong growth,” said John Hanna, President and Chief Executive Officer of CareDx. “It also simplifies our operating model and supports our disciplined approach to capital allocation, including investments that expand our capabilities in high-growth areas such as specialty oncology.”

The Company anticipates providing additional details regarding the financial impact of the transaction, including pro forma results, during its second quarter 2026 earnings call.

CareDx is represented by Rothschild & Co. and Fenwick & West LLP. Eurobio Scientific is represented by TD Cowen and Kahn Partners in this transaction.

About CareDx

CareDx is a precision medicine company dedicated to improving outcomes for transplant patients and advancing organ health. The Company’s integrated solutions include non‑invasive molecular testing for heart, kidney, and lung transplants; laboratory products; digital health technologies; and patient solutions that support care before and after transplant. CareDx is the leading provider of genomics‑based information for transplant patients. For more information, please visit www.caredx.com.

About EuroBio Scientific

EuroBio Scientific is a specialty in vitro diagnostics company focused on transplantation, immunology, and infectious diseases, with a broad portfolio of proprietary products and a global distribution network. For further information, visit: www.eurobio-scientific.com

Forward Looking Statements

This press release includes forward-looking statements related to CareDx including statements regarding the expected completion and timing of the divestiture, the anticipated impact of the transaction on CareDx’s business, financial profile, and operating results, the expected use of proceeds, the achievement of CareDx’s financial and operational goals and its expectations and prospects for 2026, and other statements that are not historical facts. These forward‑looking statements are based on information currently available to CareDx and its current expectations, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, the failure to obtain required regulatory approvals or satisfy closing conditions, delays in completing the transaction, general economic and market factors, and other risks discussed in CareDx’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed by CareDx with the SEC on February 25, 2026, and other reports that CareDx has filed with the SEC. Any of these risks may cause CareDx’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

CareDx, Inc.

Media
Natasha Moshirian Wagner
nwagner@CareDx.com

Investor Relations
Caroline Corner
investor@CareDx.com